UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2017

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of shareholders of U.S. Silica Holdings, Inc. (“U.S. Silica”), held on May 4, 2017, the shareholders of U.S. Silica approved a proposal to amend Section 3 of Article Six of U.S. Silica’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to remove the requirement of plurality voting for the election of directors. In addition, shareholders approved a proposal to amend the Certificate of Incorporation to remove certain provisions relating to ownership of stock by U.S. Silica’s former controlling shareholder. The amendments to the Certificate were previously approved by U.S. Silica’s Board of Directors, subject to approval by shareholders. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 4, 2017. A copy of the Third Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Board of Directors also previously approved an amendment and restatement to U.S. Silica’s Second Amended and Restated Bylaws (the “Bylaws”), which amendment was contingent upon the approval by shareholders of the amendments to the Certificate of Incorporation described above. Article II, Section 8 of U.S. Silica’s Bylaws was amended to provide for a majority vote standard in uncontested director elections, while retaining a plurality vote standard in the event of a contested election. Article II, Section 11(b)(iii) of U.S. Silica’s Bylaws was amended to adopt the requirement that a shareholder’s notice of nomination of a person for election to the Board of Directors include a statement whether such nominee, if elected, intends to tender a letter of resignation, effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election, in accordance with U.S. Silica’s Corporate Governance Guidelines. Article II, Section 11(b)(iii) also was amended to require any person that a shareholder proposes to nominate for election as a director of U.S. Silica to represent that he or she intends to be the person who actually serves as the director if he or she is elected. Other sections of U.S. Silica’s Bylaws were amended to remove provisions relating to ownership of stock by U.S. Silica’s former controlling shareholder. U.S. Silica’s Third Amended and Restated Bylaws became effective on May 4, 2017, upon the effectiveness of the filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as described above. A copy of U.S. Silica’s Third Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2017, U.S. Silica held its annual meeting of shareholders. The final voting results for the proposals presented at the meeting are set forth below.

1.	Election of directors nominated by U.S. Silica to serve for a term to expire in 2018 and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter Bernard	60,944,646	3,183,629	6,297,540
William J. Kacal	62,714,480	1,413,795	6,297,540
Charles Shaver	60,580,265	3,548,010	6,297,540
Bryan A. Shinn	63,500,568	627,707	6,297,540
J. Michael Stice	61,558,791	2,569,484	6,297,540

Each of the director nominees was elected.

2.	Ratification of Grant Thornton LLP as independent registered public accounting firm for 2017:

Votes For	Votes Against	Abstentions

70,186,675	179,021	60,119

Grant Thornton LLP was ratified as U.S. Silica’s independent registered public accounting firm for 2017.

3.	Advisory vote to approve the compensation of U.S. Silica’s named executive officers as disclosed in the proxy statement for the 2017 annual meeting of shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes

54,864,700	8,534,519	729,056	6,297,540

The compensation of U.S. Silica’s named executive officers was approved.

4.	Amendment to U.S. Silica’s Second Amended and Restated Certificate of Incorporation to remove the requirement of plurality voting for the election of directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes

63,975,076	110,292	42,907	6,297,540

The amendment to U.S. Silica’s Second Amended and Restated Certificate of Incorporation to remove the requirement of plurality voting for the election of directors was approved.

5.	Amendment to U.S. Silica’s Second Amended and Restated Certificate of Incorporation to remove certain provisions relating to ownership of stock by U.S. Silica’s former controlling shareholder:

Votes For	Votes Against	Abstentions	Broker Non-Votes

64,007,130	74,648	46,497	6,297,540

The amendment to U.S. Silica’s Second Amended and Restated Certificate of Incorporation to remove certain provisions relating to ownership of stock by U.S. Silica’s former controlling shareholder was approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of U.S. Silica Holdings, Inc.

3.2	Third Amended and Restated Bylaws of U.S. Silica Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017

U.S. SILICA HOLDINGS, INC.

/s/ Christine Marshall
Christine Marshall
Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of U.S. Silica Holdings, Inc.

3.2	Third Amended and Restated Bylaws of U.S. Silica Holdings, Inc.